SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01969	52-0278528

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 West 57th Street, New York, New York	10019-3300

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 887-1300

(Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1 Letter to Shareholders dated February 24, 2003

Item 9.   Regulation FD Disclosure.

               On February 24, 2003, we issued a letter to shareholders which was a summary of Arbitron’s January 23, 2002 conference call and recaps some highlights concerning Arbitron’s performance. A copy of the letter to shareholders is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARBITRON INC.

Date: February 24, 2003	By:	/s/ Dolores L. Cody

Dolores L. Cody Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Shareholders dated February 24, 2003

4